                        THIRD PARTY FEEDER FUND AGREEMENT

                                      AMONG

                        SECURITY MANAGEMENT COMPANY, LLC,

                          SECURITY DISTRIBUTORS, INC.,

                              SECURITY INCOME FUND,

                          CAPITAL PRESERVATION SERIES,

                      BT PRESERVATIONPLUS INCOME PORTFOLIO

                                       AND

                              BANKERS TRUST COMPANY

                             DATED AS OF MAY 4, 1999
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                        THIRD PARTY FEEDER FUND AGREEMENT

     The parties to this Agreement are Security Management Company, LLC ("Security Management"), Security Income Fund, (the "Company"), a Kansas corporation, in respect of the Capital Preservation Series, a series thereof (the "Fund"), BT PreservationPlus Income Portfolio, a New York business trust (the "Portfolio"), Security Distributors, Inc., a corporation organized under the laws of the State of Kansas ("Security Distributors"), and Bankers Trust Company, a New York banking corporation ("Bankers"), with respect to the proposed investment by the Fund in the Portfolio. THIS AGREEMENT is made and entered into as of May 4, 1999, with respect to the proposed investment by the Fund in the Portfolio.

                                    PREAMBLE

     WHEREAS, the Company and the Portfolio are each open-end management investment companies and the Fund and the Portfolio have the same investment objectives;

     WHEREAS, Bankers currently serves as the investment adviser of the Portfolio;

     WHEREAS,   Security   Distributors   currently   serves  as  the  principal
underwriter of the Company and Fund;

     WHEREAS, Security Management serves as promoter of the Fund;

     WHEREAS, the Company desires to invest all of the Fund's investable assets in the Portfolio in exchange for a beneficial interest in the Portfolio (the "Investment") on the terms and conditions set forth in this Agreement; and

     WHEREAS, the Portfolio believes that accepting the Investment is in the best interests of the Portfolio and that the interests of existing investors in the Portfolio will not be diluted as a result of its accepting the Investment;

     NOW, THEREFORE, in consideration of the foregoing, the mutual promises herein made and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE ONE
                                 THE INVESTMENT

1.1 AGREEMENT TO EFFECT THE INVESTMENT. The Company agrees to assign, transfer and deliver all of the Fund's investable assets (the "Assets") to the Portfolio at each Closing (as hereinafter defined). The Portfolio agrees in exchange therefore to issue to the Fund a beneficial interest (the "Interest") in the Portfolio equal in value to the net asset value of the Assets of the Fund conveyed to the Portfolio on that date of Closing.

                                   ARTICLE TWO
                            CLOSING AND CLOSING DATE

2.1 TIME OF CLOSING. The conveyance of the Assets in exchange for the Interest, as described in Article One, together with related acts necessary to consummate such transactions, shall occur initially on the date the Company commences its offering of shares of the Fund to the public and at each subsequent date as the Company desires to make a further Investment in the Portfolio (each, a "Closing"). All acts occurring at any Closing shall be deemed to occur simultaneously as of the last daily determination of the Portfolio's net asset value on the date of Closing.

2.2 RELATED CLOSING MATTERS. On each date of Closing, the Company, on behalf of the Fund, shall authorize the Fund's custodian to deliver all of the Assets held by such custodian to the Portfolio's custodian. The Fund's and the Portfolio's custodians shall each acknowledge, in a form acceptable to the other party, their respective delivery and acceptance of the Assets. The Portfolio shall deliver to the Company acceptable evidence of the Fund's ownership of the Interest. In addition, each party shall deliver to each other party such bills of sale, checks, assignments, securities instruments, receipts or other documents as such other party or its counsel may reasonably request. Each of the representations and warranties set forth in Article Three shall be deemed to have been made anew on each date of Closing.

                                  ARTICLE THREE
                         REPRESENTATIONS AND WARRANTIES

3.1  THE COMPANY AND SECURITY MANAGEMENT

     The Company and Security Management each represents and warrants to the Portfolio and Bankers that:

     (a) ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas. The Fund is a duly and validly designated series of the Company. The Company and the Fund have the requisite power and authority to own their property and conduct their business as now being conducted and as proposed to be conducted pursuant to this Agreement.

     (b) AUTHORIZATION OF AGREEMENT. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company. No other action or proceeding is necessary for the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company in respect of the Fund, enforceable against them in accordance with its terms.

     (c) AUTHORIZATION OF INVESTMENT. The Investment has been duly authorized by all necessary action on the part of the Board of Directors of the Company.

     (d) NO BANKRUPTCY PROCEEDINGS. Neither the Company nor the Fund is under the jurisdiction of a court in a proceeding under Title 11 of the United States Code (the "Bankruptcy Code") or similar case within the meaning of Section 368(a)(3)(A) of the Bankruptcy Code.

     (e) FUND ASSETS. The Fund's Assets will, at the initial Closing, consist solely of cash.

     (f)  FISCAL YEAR. The fiscal year end for the Fund is September 30.

     (g) AUDITORS. The Company has appointed Ernst & Young, LLP as the Fund's independent public accountants to certify the Fund's financial statements in accordance with Section 32 of the Investment Company Act of 1940, as amended ("1940 Act").

     (h) REGISTRATION STATEMENT. The Company has reviewed the Portfolio's registration statement on Form N-1A, as filed with the Securities and Exchange Commission ("SEC"), and understands and agrees to the Portfolio's policies and methods of operation as described therein.

     (i) ERRORS AND OMISSIONS INSURANCE POLICY. The Company has in force an errors and omissions liability insurance policy insuring the Fund against loss up to $8 million for negligence or wrongful acts.

     (j) SEC FILINGS. To the best of its knowledge, the Company has duly filed all forms, reports, proxy statements and other documents
          (collectively, the "SEC Filings") required to be filed under the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934 (the "1934 Act") and the 1940 Act (collectively, the "Securities Laws") in connection with the registration of its shares, any meetings of its shareholders and its registration as an investment company. The SEC Filings were prepared in accordance with the requirements of the Securities Laws, as applicable, and the rules and regulations of the SEC thereunder and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (k) 1940 ACT REGISTRATION. The Company is duly registered as an open-end management investment company under the 1940 Act and the Fund and its shares are registered or qualified in any states where such registration or qualification is necessary and such registrations or qualifications are in full force and effect.

     (l) All purchases and redemptions of Fund shares contemplated by this Agreement shall be effected in accordance with the Fund's then-current prospectus.

3.2  THE PORTFOLIO AND BANKERS

     The Portfolio and Bankers each represents and warrants to the Company and Security Management that:

     (a) ORGANIZATION. The Portfolio is a business trust duly organized and validly existing under the common law of the State of New York and has the requisite power and authority to own its property and conduct its business as now being conducted and as proposed to be conducted pursuant to this Agreement.

     (b) AUTHORIZATION OF AGREEMENT. The execution and delivery of this Agreement by the Portfolio and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Portfolio by its Board of Trustees and no other action or proceeding is necessary for the execution and delivery of this Agreement by the Portfolio, the performance by the Portfolio of its obligations hereunder and the consummation by the Portfolio of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Portfolio and constitutes a legal, valid and binding obligation of the Portfolio, enforceable against it in accordance with its terms.

     (c) AUTHORIZATION OF ISSUANCE OF INTEREST. The issuance by the Portfolio of the Interest in exchange for the Investment by the Fund of its Assets has been duly authorized by all necessary action on the part of the Board of Trustees of the Portfolio. When issued in accordance with the terms of this Agreement, the Interest will be validly issued, fully paid and non-assessable by the Portfolio.

     (d) NO BANKRUPTCY PROCEEDINGS. The Portfolio is not under the jurisdiction of a court in a proceeding under Title 11 of the Bankruptcy Code or similar case within the meaning of Section 368(a)(3)(A) of the Bankruptcy Code.

     (e)  FISCAL YEAR. The fiscal year end of the Portfolio is September 30.

     (f) AUDITORS. The Portfolio has appointed Ernst & Young LLP as the Portfolio's independent public accountants to certify the Portfolio's financial statements in accordance with Section 32 of the 1940 Act.

     (g) REGISTRATION STATEMENT. The Portfolio has reviewed the Company's registration statement on Form N-1A, as filed with the SEC, and understands and agrees to the Fund's policies and methods of operation as described therein.

     (h) ERRORS AND OMISSIONS INSURANCE POLICY. The Portfolio has in force an errors and omissions liability insurance policy insuring the Portfolio against loss up to $10 million for negligence or wrongful acts.

     (i) SEC FILINGS; STATE FILINGS. To the best of its knowledge, the Portfolio has duly filed all SEC Filings required to be filed with the SEC pursuant to the 1934 Act and the 1940 Act in connection with any meetings of its investors and its registration as an investment company. Beneficial interests in the Portfolio are not required to be registered under the 1933 Act because such interests are offered solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act, and such beneficial interests are not required to be registered or qualified in any state. The SEC Filings were prepared in accordance with the requirements of the Securities Laws, as applicable, and the rules and regulations of the SEC thereunder, and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (j) 1940 ACT REGISTRATION. The Portfolio is duly registered as an open-end management investment company under the 1940 Act and such registration is in full force and effect.

     (k) TAX STATUS. The Portfolio is taxable as a partnership under the Internal Revenue Code of 1986, as amended (the "Code").

     (l) YEAR 2000 PREPAREDNESS. The Portfolio has taken steps reasonably designed to assure that the software and operating systems it uses (and those of its vendors) to perform its obligations hereunder are able properly to distinguish dates before January 1, 2000 from dates on or after January 1, 2000.

3.3  BANKERS

     Bankers represents and warrants to the Company and Security Management that:

     (a) ORGANIZATION. Bankers is a New York banking corporation duly organized, validly existing and in good standing under the laws of the State of New York and has the requisite power and authority to conduct its business as now being conducted.

     (b) AUTHORIZATION OF AGREEMENT. The execution and delivery of this Agreement by Bankers has been duly authorized by all necessary action on the part of Bankers and no other action or proceeding is necessary for the execution and delivery of this Agreement by Bankers. This Agreement has been duly executed and delivered by Bankers and constitutes a legal, valid and binding obligation of Bankers.

     (c) ADVISERS ACT. Bankers is exempt from the definition of an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and is not required to register under that Act.

     (d) CHANGE OF CONTROL. Bankers is a wholly owned subsidiary of Bankers Trust Corporation. On November 30, 1998, Bankers Trust Corporation entered into an Agreement and Plan of Merger with Deutsche Bank, AG under which Bankers Trust Corporation would merge with and into a subsidiary of Deutsche Bank AG. If the proposed transaction is approved and completed, Deutsche Bank, AG, as the investment adviser's new parent company, will control the operations of Bankers.

     (e) YEAR 2000. Bankers has taken steps reasonably designed to insure assure that the software and operating systems it uses (and those of its vendors) to perform its obligations hereunder are able properly to distinguish dates before January 1, 2000 from dates on or after January 1, 2000.

3.4  SECURITY MANAGEMENT AND SECURITY DISTRIBUTORS

     (a) Security Management represents and warrants to the Portfolio and Bankers that:

          (i) ORGANIZATION. Security Management is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Kansas and has the requisite power and authority to conduct its business as now being conducted.

          (ii) AUTHORIZATION OF AGREEMENT. The execution and delivery of this Agreement by Security Management have been duly authorized by all necessary action on the part of Security Management and no other action or proceeding is necessary for the execution and delivery of this Agreement by Security Management. This Agreement has been duly executed and delivered by Security Management and constitutes a legal, valid and binding obligation of Security Management.

          (iii) PROMOTER AND ADMINISTRATOR. Security Management is the Fund's promoter and administrator and is registered as an investment adviser under the Advisers Act.

     (b) Security Distributors represents and warrants to the Portfolio and Bankers that:

          (i) AUTHORIZATION OF AGREEMENT. The execution and delivery of this Agreement by Security Distributors has been duly authorized by all necessary action on the part of Security Distributors and no other action or proceeding is necessary for the execution and delivery of this Agreement by Security Distributors. This Agreement has been duly executed and delivered by Security Distributors and constitutes a legal, valid and binding obligation of Security Distributors.

          (ii) Security Distributors serves as the Company's and the Fund's principal underwriter and is duly registered as a broker-dealer under the 1934 Act. Security Distributors is duly organized, validly existing and in good standing under the laws of the state of Kansas, and has requisite authority to conduct its business as now being conducted.

                                  ARTICLE FOUR
                                    COVENANTS

4.1  THE COMPANY

     The Company covenants that:

     (a) ADVANCE REVIEW OF CERTAIN DOCUMENTS. The Company will furnish the Portfolio and Bankers, at least 10 business days prior to filing or first use, as the case may be, with drafts of its registration statement on Form N-lA (including amendments) and prospectus supplements or amendments relating to the Fund. The Company will furnish the Portfolio and Bankers with any proposed advertising or sales literature relating to the Fund at least 10 business days prior to filing or first use. These advance review periods may be waived with the consent of the Portfolio and Bankers. The Company agrees that it will include in all such Fund documents any disclosures that may be required by law, particularly those relating to Bankers' status as a bank, and it will include in all such Fund documents any material comments reasonably made by Bankers or the Portfolio. The Portfolio and Bankers will, however, in no way be liable for any errors or omissions in such documents, whether or not they make any objection thereto, except to the extent such errors or omissions result from information provided by Bankers or the Portfolio. The Company will not make any other written or oral representation about the Portfolio or Bankers without their prior written consent.

     (b) TAX STATUS. The Fund will qualify for treatment as a regulated investment company under Subchapter M of the Code for all periods during which this Agreement is in effect, except to the extent a failure to so qualify may result from any action or omission of the Portfolio.

     (c) INVESTMENT SECURITIES. The Fund will own no investment security other than its Interest in the Portfolio.

     (d)  PROXY  VOTING.  If  requested  to vote  as a  shareholder  on  matters pertaining to the Portfolio (other than a vote by the Company to continue the operation of the Portfolio upon the withdrawal of another investor in the Portfolio), the Company will, to the extent required by applicable law, (i) call a meeting of shareholders of the Fund for the purpose of seeking instructions from shareholders regarding such matters, (ii) vote the Fund's Interest proportionally as instructed by Fund shareholders, and (iii) vote the Fund's Interest with respect to the shares held by Fund shareholders who do not give voting instructions in the same proportion as the shares of Fund shareholders who do give voting instructions. The Company will hold each such meeting of Fund shareholders in accordance with a timetable reasonably established by the Portfolio. With respect to proposals solely attributable to and for the benefit of Bankers, Bankers shall bear the costs and expenses in calling and holding such meetings, including, but not limited to the cost of printing and mailing proxy statements and expenses associated with the solicitation of Fund shareholders.

     (e) Insurance. The Company shall at all times maintain errors and omissions liability insurance with respect to the Fund covering losses for negligence and wrongful acts in an amount not less than $5 million. At least once each calendar year, the Company shall review its insurance coverage, and shall increase its coverage as it deems appropriate.

     (f) Auditors. In the event the Fund's independent public accountants differ from those of the Portfolio, the Fund shall be responsible for any costs and expenses associated with the need for the Portfolio's independent public accountants to provide information to the Fund's independent public accountants.

4.2  INDEMNIFICATION BY SECURITY MANAGEMENT

     (a) With respect to those matters listed in subparagraphs (i) through (vi) below, Security Management will indemnify and hold harmless the Portfolio, Bankers and their respective trustees, directors, officers and employees and each other person who controls the Portfolio or Bankers, as the case may be, within the meaning of Section 15 of the 1933 Act (each, a "Covered Person" and collectively, "Covered Persons"), against any and all losses, claims, demands, damages, liabilities and expenses, joint or several, (each, a "Liability" and collectively, the "Liabilities"). Unless Security Management elects to assume the defense pursuant to paragraph (b) Security Management will bear the reasonable cost of investigating and defending against any claims therefor and any reasonable counsel fees incurred in connection therewith. This Section 4.2 applies to any Liability which arises out of, is based upon or results from:

          (i) any violation or alleged violation of the Securities Laws, any other statute or common law or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such Liabilities arise out of or are based upon the ground or alleged ground that any direct or indirect omission or commission by the Company or the Fund (either during the course of its daily activities or in connection with the accuracy of its representations or its warranties in this Agreement) caused or continues to cause the Portfolio to violate any federal or state securities laws or regulations or any other applicable domestic or foreign law or regulations or common law duties or obligations, but only to the extent that such Liabilities do not arise out of and are not based upon an omission or commission of the Portfolio or Bankers;

          (ii) the Fund having caused the Portfolio to be an association taxable as a corporation rather than a partnership; or

          (iii) any misstatement of a material fact or an omission of a material fact in the Company's registration statement (including amendments thereto) or included in Fund advertising or sales literature, other than information provided by or on behalf of the Portfolio or Bankers or included in Fund advertising or sales literature at the request of the Portfolio or Bankers or the agent of either;

          (iv) the failure of any representation or warranty made by the Company or Security Management to be materially accurate when made or the failure of the Company or Security Management to perform any covenant contained herein or to otherwise comply with the terms of this Agreement;

          (v) any unlawful or negligent act of the Company, Security Management or any director, officer, employee or agent of the Company or Security Management, whether such act was committed against the Company, the Portfolio, Bankers Trust or any third party;

          (vi) any Liability of the Fund for which the Portfolio is also liable and for which the Company or Security Management is responsible; provided, however, that in no case shall Security Management be liable with respect to any claim made against any Covered Person under this Section 4.2 unless the Covered Person shall have notified Security Management in writing of the nature of the claim within a reasonable time after the summons, other first legal process or formal or informal initiation of a regulatory investigation or proceeding shall have been served upon or provided to a Covered Person, or any federal, state or local tax deficiency has come to the attention of Bankers, the Portfolio or a Covered Person. Failure to notify Security Management of such claim shall relieve it from Liability only to the extent that it is actually harmed or disadvantaged by the failure to provide timely notice and shall not relieve Security Management from any Liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this Section.

     (b) Security Management will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such Liability. If Security Management elects to assume the defense, such defense shall be conducted by counsel chosen by Security Management. In the event Security Management elects to assume the defense of any such suit and retain such counsel, each Covered Person and any other defendant or defendants may retain additional counsel, but shall bear the fees and expenses of such counsel unless (A) Security Management shall have specifically authorized the retaining of such counsel or (B) the parties to such suit include any Covered Person and Security Management, and any such Covered Person has been advised by counsel in writing that one or more legal defenses may be available to it that may not be available to Security Management, in which case Security Management shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the reasonable fees and expenses of such counsel. Security Management shall not be liable to indemnify any Covered Person for any settlement of any claim effected without Security Management's written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that the Company in respect of the Fund might otherwise have to a Covered Person.

4.3  INDEMNIFICATION BY SECURITY DISTRIBUTORS

     (a) With respect to those matters listed in subparagraph (i) through (iv) below, Security Distributors will indemnify and hold harmless the Portfolio, Bankers and their respective trustees, directors, officers and employees and each other person who controls the Portfolio or Bankers, as the case may be, within the meaning of Section 15 of the 1933 Act (each a "Covered Person" and collectively, "Covered
          Persons"), against any and all losses, claims, demands, damages, liabilities and expenses, joint or several, (each, a "Liability" and collectively, the "Liabilities"). Unless Security Distributors elects to assume the defense pursuant to paragraph (c), Security Distributors will bear the reasonable cost of investigating and defending against any claims therefor and any reasonable counsel fees incurred in connection therewith. This Section 4.3 applies to any Liability which arises out of, is based upon or results from:

          (i) any misstatement of a material fact or an omission of a material fact included in Fund advertising or sales literature, other than information provided by or on behalf of the Portfolio or Bankers or included in Fund advertising or sales literature at the request of the Portfolio or Bankers or the agent of either;

          (ii) the failure of any representation or warranty made by Security Distributors to be materially accurate when made or the failure of Security Distributors to perform any covenant contained herein or to otherwise comply with the terms of this Agreement;

          (iii) any unlawful or negligent act of Security Distributors or any director, officer, employee or agent of Security Distributors, whether such act was committed against the Company, the Portfolio, Bankers Trust or any third party; or

          (iv) any material breach of Security Distributors' representations, warranties and covenants included herein, including the representations that the Fund will permit investments only by IRAs and Plans as defined in the prospectus for the BT PreservationPlus Income Fund.

     (b) In no case shall Security Distributors be liable with respect to any claim made against any Covered Person under this Section 4.3 unless the Covered Person shall have notified Security Distributors in writing of the nature of the claim within a reasonable time after the summons, other first legal process or formal or informal initiation of a regulatory investigation or proceeding shall have been served upon or provided to a Covered Person, or any federal, state or local tax deficiency has come to the attention of Bankers, the Portfolio or a Covered Person. Failure to notify Security Distributors of such claim shall relieve it from Liability only to the extent that it is actually harmed or disadvantaged by the failure to provide timely notice and shall not relieve Security Distributors from any Liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this Section.

     (c) Security Distributors will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such Liability. If Security Distributors elects to assume the defense, such defense shall be conducted by counsel chosen by Security Distributors. In the event Security Distributors elects to assume the defense of any such suit and retain such counsel, each Covered Person and any other defendant or defendants may retain additional counsel, but shall bear the fees and expenses of such counsel unless (i) Security Distributors shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include any Covered Person and Security Distributors, and any such Covered Person has been advised by counsel in writing that one or more legal defenses may be available to it that may not be available to Security Distributors, in which case Security Distributors shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the reasonable fees and expenses of such counsel. Security Distributors shall not be liable to indemnify any Covered Person for any settlement of any claim effected without Security Distributors' written consent. Such consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that Security Distributors might otherwise have to a Covered Person.

     (d) Any material breach of the representations, warranties and covenants included herein (including the representations that the Fund will permit investments only by IRAs and Plans (as defined in the prospectus for the BT PreservationPlus Income Fund) and, other than with the consent of the Portfolio, that the redemption rights of shareholders of the Fund will be the same as those described in the prospectus for the BT PreservationPlus Income Fund.

4.4  THE PORTFOLIO

     The Portfolio covenants that:

     (a) ADVANCE REVIEW OF CERTAIN DOCUMENTS. The Portfolio will furnish the Company and Security Management, at least 10 business days prior to filing or first use, as the case may be, with drafts of its registration statement on Form N-1A (including amendments) and prospectus supplements or amendments. This advance review period may be waived with the consent of the Company and Security Management. The Portfolio will not make any written or oral representation about the Company, Security Distributors or Security Management without their prior written consent.

     (b) TAX STATUS. The Portfolio will qualify to be taxable as a partnership under the Code for all periods during which this Agreement is in effect, except to the extent that the failure to so qualify results from any action or omission of the Fund.

     (c) INSURANCE. The Portfolio shall at all times maintain errors and omissions liability insurance covering losses for negligence and wrongful acts in an amount not less than $10 million. At least once each calendar year, the Portfolio shall review its insurance coverage, and shall increase its coverage, as it deems appropriate.

     (d) AVAILABILITY OF INTERESTS. Conditional upon the Company complying with the terms of this Agreement, the Portfolio shall permit the Fund to make additional Investments in the Portfolio on each business day on which shares of the Fund are sold to the public; provided, however, that the Portfolio may refuse to permit the Fund to make additional Investments in the Portfolio on any day on which:

          (i) the Portfolio has refused to permit all other investors in the Portfolio to make additional investments in the Portfolio, or

          (ii) the Trustees of the Portfolio have reasonably determined that permitting additional investments by the Fund in the Portfolio would constitute a breach of their fiduciary duties to the Portfolio.

4.5  INDEMNIFICATION BY BANKERS

     (a)  With  respect to those  matters  listed in  subparagraphs  (i) through
          (viii) below, Bankers will indemnify and hold harmless the Company, Security Management, Security Distributors, their respective directors, officers and employees and each other person who controls the Company, the Fund, Security Management or Security Distributors, as the case may be, within the meaning of Section 15 of the 1933 Act (each, a "Covered Person" and collectively, "Covered Persons"), against any and all losses, claims, demands, damages, liabilities and expenses, joint or several, (each, a "Liability" and collectively, the "Liabilities"). Unless Bankers elects to assume the defense pursuant to paragraph (b), Bankers will bear the reasonable costs of investigating and defending against any claims therefore and any reasonable counsel fees incurred in connection therewith), whether incurred directly by the Company, Security Management or Security Distributors or indirectly by the Company, Security Management, or Security Distributors through the Company's Investment in the Portfolio. This Section 4.5 applies to any Liability which arises out of, is based upon or results from:

          (i) any violation or alleged violation of the Securities Laws, any other statute or common law or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such Liabilities arise out of or are based upon the ground or alleged ground that any direct or indirect omission or commission by the Portfolio (either during the course of its daily activities or in connection with the accuracy of its representations or its warranties in this Agreement) caused or continues to cause the Company to violate any federal or state securities laws or regulations or any other applicable domestic or foreign law or regulations or common law duties or obligations, but only to the extent that such Liabilities do not arise out of and are not based upon an omission or commission of the Company, Security Management or Security Distributors;

          (ii) an inaccurate calculation of the Portfolio's net asset value (whether by the Portfolio, Bankers or any party retained for that purpose);

          (iii) (A) any misstatement of a material fact or an omission of a material fact in the Portfolio's registration statement (including amendments thereto) or included in advertising or sales literature used by the Fund, other than information provided by or on behalf of the Company, Security Management or Security Distributors or included at their, or their agent's request, or (B) any misstatement of a material fact or an omission of a material fact in the registration statement or advertising or sales literature of any investor in the Portfolio, other than the Company;

          (iv) the Portfolio's having caused the Fund to fail to qualify as a regulated investment company under the Code;

          (v) failure of any representation or warranty made by the Portfolio or Bankers to be materially accurate when made, any material breach of any representation or warranty made by the Portfolio or Bankers, or the failure of the Portfolio or Bankers to perform any covenant contained herein or to otherwise comply with the terms of this Agreement;

          (vi) any unlawful or negligent act by the Portfolio, Bankers or any director, trustee, officer, employee or agent of the Portfolio or adviser, whether such act was committed against the Portfolio, the Company, Security Management, Security Distributors or any third party;

          (vii) any claim that the systems, methodologies, or technology used in connection with operating the Portfolio, including the technologies associated with maintaining the master-feeder structure of the Portfolio, violate any license or infringe upon any patent or trademark;

          (viii) any liability of the Portfolio for which the Fund is also liable and for which the Portfolio or Bankers is responsible, and any Liability of the Portfolio to any investor in the Portfolio (or shareholder thereof), other than the Fund (and its shareholders); provided, however, that in no case shall Bankers be liable with respect to any claim made against any such Covered Person under this Section 4.5 unless such Covered Person shall have notified Bankers in writing of the nature of the claim within a reasonable time after the summons, other first legal process or formal or informal initiation of a regulatory investigation or proceeding shall have been served upon or provided to a Covered Person or any federal, state or local tax deficiency has come to the attention of the Company, Security Management, Security Distributors or a Covered Person. Failure to notify Bankers of such claim shall relieve it from Liability only to the extent that it is actually harmed or disadvantaged by the failure to provide timely notice and shall not relieve Bankers from any Liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this paragraph.

     (b) Bankers will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such Liability. If Bankers elects to assume the defense, such defense shall be conducted by counsel chosen by Bankers. In the event Bankers elects to assume the defense of any such suit and retain such counsel, each Covered Person and any other defendant or defendants in the suit may retain additional counsel but shall bear the reasonable fees and expenses of such counsel unless (i) Bankers shall have specifically authorized the retaining of such counsel or
          (ii) the parties to such suit include any Covered Person and Bankers, and any such Covered Person has been advised by counsel, in writing, that one or more legal defenses may be available to it that may not be available to Bankers, in which case Bankers shall not be entitled to assume the defense of such suit notwithstanding the obligation to bear the fees and expenses of such counsel. Bankers shall not be liable to indemnify any Covered Person for any settlement of any such claim effected without Bankers' written consent. Such consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that the Portfolio might otherwise have to a Covered Person.

4.6  SCOPE OF AGREEMENT

     Nothing contained herein shall be construed to protect any person against any liability to which such person would otherwise be subject by reason of willful misfeasance, bad faith, or negligence, in the performance of such person's duties, or by reason of such person's reckless disregard of such person's obligations under such contract or agreement.

4.7  IN-KIND REDEMPTION

     In the event the Company desires to withdraw or redeem all or a portion of the Fund's Investment in the Portfolio, unless otherwise agreed to by the parties, the Portfolio will effect such redemption (a) in cash, (b) "in kind" (as described below) or (c) in some combination of the foregoing determined solely in the discretion of Bankers. Further, if the Interest Rate Trigger as described in the prospectus for the Portfolio is active, a redemption fee (currently 3% of the proceeds of such redemption) will be applied. In connection with a partial or complete redemption "in kind," the Portfolio will distribute to the Company securities and Wrapper Agreements as described in the prospectus for the BT PreservationPlus Income Fund. The Portfolio will assign to the Company one or more Wrapper Agreements issued by the Wrapper providers covering the securities distributed in kind. The terms and conditions of the Wrapper Agreements distributed to the Company will be substantially similar to the terms and conditions of the Wrapper Agreements held by the Portfolio. In order to obtain the benefits provided thereunder, the Company's management of the securities must be consistent with the Wrapper Agreement requirements and the Company must complete the assignment by executing the Wrapper Agreements. No other withdrawal or redemption of any Interest in the Portfolio will be satisfied by means of an "in kind" redemption except in compliance with Rule 18f-1 under the 1940 Act, provided, however, that for purposes of determining compliance with Rule 18f-1, each shareholder of the Fund redeeming shares of the Fund on a particular day will be treated as a direct holder of an Interest in the Portfolio being redeemed that day.

4.8  REASONABLE ACTIONS

     Each party covenants that it will, subject to the provisions of this Agreement, from time to time, as and when requested by another party or in its own discretion, as the case may be, execute and deliver or cause to be executed and delivered all such assignments and other instruments, take or cause to be taken such actions, and do or cause to be done all things reasonably necessary, proper or advisable in order to consummate the transactions contemplated by this Agreement and to carry out its intent and purpose.

                                  ARTICLE FIVE
                              CONDITIONS PRECEDENT

5.0  GENERAL

     The obligations of each party to consummate the transactions provided for herein shall be subject to:

     (a) performance by the other parties of all the obligations to be performed by the other parties hereunder on or before each Closing,

     (b) all representations and warranties of the other parties contained in this Agreement being true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of each date of Closing, with the same force and effect as if made on and as of the time of such Closing, and

     (c) the following further conditions that shall be fulfilled on or before each Closing.

5.1  REGULATORY STATUS

     All necessary filings shall have been made with the SEC and state securities authorities, and no order or directive shall have been received that any other or further action is required to permit the parties to carry out the transactions contemplated hereby.

5.2  APPROVAL OF AUDITORS

     Unless precluded by applicable fiduciary duties or the failure of the Fund's shareholders to provide necessary ratification, the directors of the Company that are not "interested persons" of the Company, as defined in the 1940 Act, shall have selected as the independent certified public accountants for the Fund the independent certified public accountants selected and ratified for the Portfolio.

5.3  INVESTMENT OBJECTIVE/RESTRICTIONS

     The Fund shall have the same investment objective and substantively the same investment restrictions as the Portfolio.

                                   ARTICLE SIX
                              ADDITIONAL AGREEMENTS

6.1  NOTIFICATION OF CERTAIN MATTERS

     Each party will give prompt notice to the other parties of:

     (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause either:

          (i) any representation or warranty contained in this Agreement to be materially untrue or inaccurate, or

          (ii) any condition precedent set forth in Article Five hereof to be unsatisfied in any material respect at the time of any Closing, and

     (b) any material failure of a party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.1 shall not limit or otherwise affect the remedies available, hereunder or otherwise, to the party receiving such notice.

6.2  ACCESS TO INFORMATION

     The Portfolio and the Company shall afford each other reasonable access at all reasonable times to such party's officers, employees, agents and offices and to all its relevant books and records and shall furnish each other party with all relevant financial and other data and information as requested; provided, however, that nothing contained herein shall obligate the Company to provide the Portfolio with access to the books and records of the Company relating to any series of the Company other than the Fund, nor shall anything contained herein obligate the Company to furnish the Portfolio with the Fund's shareholder list, except as may be required to comply with applicable law or any provision of this Agreement.

6.3  CONFIDENTIALITY

     Each party agrees that it shall hold in strict confidence all data and information obtained from another party (unless such information is or becomes readily ascertainable from public or published information or trade sources) and shall ensure that its officers, employees and authorized representatives do not disclose such information to others without the prior written consent of the party from whom it was obtained, except if disclosure is required by the SEC, any other regulatory body or the Fund's or Portfolio's respective auditors, or in the opinion of counsel such disclosure is required by law, and then only with as much prior written notice to the other party as is practical under the circumstances.

6.4  PUBLIC ANNOUNCEMENTS

     No party shall issue any press release or otherwise make any public statements with respect to the matters covered by this Agreement without the prior consent of the other parties hereto, which consent shall not be unreasonably withheld; provided, however, that consent shall not be required if, in the opinion of counsel, such disclosure is required by law, provided further, however, that the party making such disclosure shall provide the other parties hereto with as much prior written notice of such disclosure as is practical under the circumstances. Advance review of sales literature and advertising material shall be subject to the provisions of Section 4.1 of this Agreement.

                                  ARTICLE SEVEN
                        TERMINATION, AMENDMENT AND WAIVER

7.1  TERMINATION

     (a) This Agreement may be terminated by the mutual agreement of all parties.

     (b) This Agreement may be terminated at any time by the Company by withdrawing all of the Fund's Interest in the Portfolio.

     (c) This Agreement may be terminated on not less than 120 days' prior written notice by the Portfolio to the Company, Security Management and Security Distributors, or by Security Management or Security Distributors on not less than 120 days' prior written notice to the Portfolio and Bankers.

     (d) This Agreement shall terminate automatically with respect to Security Management and Security Distributors upon the effective date of termination by the Company and this Agreement shall terminate automatically with respect to Bankers upon the effective date of termination by the Portfolio.

     (e) This Agreement may be terminated at any time immediately upon written notice to the other parties in the event that formal proceedings are instituted against another party to this Agreement by the SEC or any other regulatory body, provided that the terminating party has a reasonable belief that the institution of the proceeding is not without foundation and will have a material adverse impact on the terminating party.

     (f) This Agreement shall terminate automatically with respect to Security Distributors upon the effective date of the termination of its duties as principal underwriter by the Company. At such time Bankers shall have the right to immediately terminate this Agreement. Security Management and the Company acknowledge that at such time in the event this Agreement is not terminated, the Agreement will require amendment to reflect the Company's appointment of a new distributor.

     (g) The indemnification obligations of the parties set forth in Article Four shall survive the termination of this Agreement with respect to any Liability relating to actions or omissions prior to the termination.

7.2  AMENDMENT

     This Agreement may be amended, modified or supplemented at any time in such manner as may be mutually agreed upon in writing by the parties.

7.3  WAIVER

     At any time prior to any Closing, any party may:

     (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,

     (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and

     (c) waive compliance with any of the agreements or conditions contained herein.

                                  ARTICLE EIGHT
                                     DAMAGES

8.1  APPROPRIATE RELIEF

     The parties agree that, in the event of a breach of this Agreement, the remedy of money damages would not be adequate and agree that injunctive relief would be the appropriate relief.

                                  ARTICLE NINE
                               GENERAL PROVISIONS

9.1  NOTICES

     All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made on the earlier of
(a) when actually received in person or by fax, or (b) three days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed as follows:

     If to Security Management, Security Distributors or the Company:

     Security Management Company, LLC
     700 SW Harrison Street
     Topeka, Kansas 66636-0001
     Attention: General Counsel

     If to the Portfolio or Bankers:

     Mutual Fund Services
     BT Alex.Brown Incorporated
     One South Street
     Baltimore, MD 21202
     Attention: Richard T. Hale

     Any party to this Agreement may change the identity or address of the person to receive notice by providing written notice thereof to all other parties to the Agreement.

9.2  EXPENSES

     All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, unless otherwise provided herein.

9.3  HEADINGS

     The headings and captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

9.4  SEVERABILITY

     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

9.5  ENTIRE AGREEMENT

     This Agreement and the agreements and other documents delivered pursuant hereto set forth the entire understanding between the parties concerning the subject matter of this Agreement and incorporate or supersede all prior negotiations and understandings. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between them relating to the subject matter of this Agreement other than those set forth herein. No representation or warranty has been made by or on behalf of any party to this Agreement (or any officer, director, trustee, employee or agent thereof) to induce any other party to enter into this Agreement or to abide by or consummate any transactions contemplated by any terms of this Agreement, except representations and warranties expressly set forth herein.

9.6  SUCCESSORS AND ASSIGNMENTS

     Each and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and, except as otherwise specifically provided in this Agreement, their respective successors and assigns. Notwithstanding the foregoing, no party shall make any assignment of this Agreement or any rights or obligations hereunder without the written consent of all other parties. As used herein, the term "assignment" shall have the meaning ascribed thereto in the 1940 Act. The parties hereby consent to the acquisition of Bankers by Deutsche Bank, AG.

9.7  GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the choice of law or conflicts of law provisions thereof.

9.8  COUNTERPARTS

     This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing one or more counterparts.

9.9  THIRD PARTIES

     Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

9.10 INTERPRETATION

     Any uncertainty or ambiguity existing herein shall not presumptively be interpreted against any party, but shall be interpreted according to the application of the rules of interpretation for arm's-length agreements.

9.11 LIMITATION OF LIABILITY

     The parties hereby acknowledge that the Company has entered into this Agreement solely on behalf of the Fund and that no other series of the Company shall have any obligation hereunder with respect to any liability of the Company arising hereunder.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first written above.

SECURITY MANAGEMENT COMPANY, LLC

By:    JAMES R. SCHMANK
       ---------------------------------
Name:  James R. Schmank
       ---------------------------------
Title: President
       ---------------------------------

SECURITY DISTRIBUTORS, INC.

By:    RICHARD K RYAN
       ---------------------------------
Name:  Richard K Ryan
       ---------------------------------
Title: President
       ---------------------------------

SECURITY INCOME FUND on behalf of itself and the Capital Preservation Series, a series thereof

By:    JAMES R. SCHMANK
       ---------------------------------
Name:  James R. Schmank
       ---------------------------------
Title: Vice President
       ---------------------------------

BT PRESERVATIONPLUS INCOME PORTFOLIO

By:    DANIEL O. HIRSCH
       ---------------------------------
Name:  Daniel O. Hirsch
       ---------------------------------
Title: Secretary
       ---------------------------------

BANKERS TRUST COMPANY

By:    ERIC KIRSCH
       ---------------------------------
Name:  Eric Kirsch
       ---------------------------------
Title: Managing Director
       ---------------------------------